UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 20, 2007 (September 19, 2007)
DYNAMEX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21057 (Commission File Number)	86-0712225 (I.R.S. Employer Identification No.)

5429 LBJ Freeway, Suite 1000 Dallas, Texas (Address of principal executive offices)		75240 (Zip Code)
Registrant’s telephone number, including area code:
(214) 560-9000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
Dynamex Inc. issued a press release on September 19, 2007 to announce its Results of Operations and Financial Condition for the Three and Twelve Month Periods ended July 31, 2007. A copy of the Company’s press release is attached as Exhibit 99.1. In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished and is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section.
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding EBITDA in the press release as additional information about its operating results. This measure is not in accordance with, or an alternative to, GAAP. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations. In addition, management uses this measure for reviewing the financial results of the Company and for planning purposes. The press release includes a tabular reconciliation of this non-GAAP financial measure to GAAP net income.

Item 7.01	Regulation FD Disclosure (Information furnished pursuant to Item 2.02 Results of Operations and Financial Condition)
Reference is made to Item 2.02 above.

Item 9.01	Financial Statements and Exhibits

99.1	Press release of Dynamex Inc. dated September 19, 2007.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMEX INC.
Dated: September 20, 2007	By:	/s/ Ray E. Schmitz
Ray E. Schmitz
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Dynamex Inc. dated September 19, 2007.

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